UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

Grayscale Bitcoin Trust ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41906	46-7019388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Operating, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Trust ETF Shares	GBTC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under “Assignment Agreements” in Item 8.01 below is hereby incorporated by reference into this Item 1.01 to the extent that any such contracts or agreements so assigned constitute material definitive agreements of the Trust (as defined below).

Item 8.01. Other Events.

Corporate Reorganization of the Sponsor

On January 1, 2025, Grayscale Investments, LLC (“GSI”) consummated an internal corporate reorganization (the “Reorganization”), pursuant to which GSI, the sponsor of Grayscale Bitcoin Trust ETF (the “Trust”) prior to the Reorganization, merged with and into Grayscale Operating, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of Digital Currency Group, Inc. (“GSO”), with GSO continuing as the surviving company (the “Merger”).

As a result of the Merger, GSO succeeded by operation of law to all the rights, powers, privileges and franchises and became subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Sponsor Contracts (as defined below), all as provided under the Delaware Limited Liability Company Act.

We do not expect the Reorganization to have any material impact on the operations of the Trust.

Assignment Agreements

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO assigned certain contracts pertaining to its role as Sponsor (as such term is defined in the Trust Agreement) of the Trust (such contracts, the “Sponsor Contracts”) to Grayscale Investments Sponsors, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of GSO (“GSIS” or the “Additional Sponsor”), pursuant to an: (1) Assignment and Assumption Agreement, dated as of January 1, 2025, by and between GSO and the Additional Sponsor (the “Assignment and Assumption Agreement”), (2) Assignment Agreement, dated as of December 20, 2024, by and among GSI, GSO, the Additional Sponsor and Coinbase, Inc. (the “Coinbase Assignment Agreement”) and (3) Assignment and Assumption Agreement, dated as of December 20, 2024, by and among GSI, GSO, the Additional Sponsor and Foreside Fund Services, LLC (the “Foreside Assignment Agreement” and, together with the Assignment and Assumption Agreement and the Coinbase Assignment Agreement, the “Assignment Agreements”).

Pursuant to the Assignment Agreements, the Additional Sponsor assumed all of the rights and obligations of GSO under the Sponsor Contracts. Other than the assumption of the Sponsor Contracts by the Additional Sponsor, the Reorganization does not alter the rights or obligations under any of the Sponsor Contracts.

Copies of the Assignment and Assumption Agreement, the Coinbase Assignment Agreement and the Foreside Assignment Agreement are included herein as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Assignment and Assumption Agreement, the Coinbase Assignment Agreement and the Foreside Assignment Agreement are qualified in their entirety by reference to the full text of the filed exhibits.

Additional Sponsor

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO and the Additional Sponsor executed a Certificate of Admission, pursuant to which the Additional Sponsor was admitted as an additional Sponsor of the Trust under the Seventh Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated as of March 15, 2024 (the “Trust Agreement”), by and among GSO (as successor in interest to GSI), CSC Delaware Trust Company (formerly known as Delaware Trust Company), a Delaware trust company (the “Trustee”), and the shareholders from time to time thereunder, as amended from time to time. The Additional Sponsor shall be subject to the rights and obligations of a Sponsor under the Trust Agreement.

Additionally, on January 3, 2025, GSO voluntarily withdrew as a Sponsor of the Trust pursuant to the terms of the Trust Agreement, effective 120 days from the date hereof (the “Withdrawal Notice Period”). Following the Withdrawal Notice Period, GSIS shall be the sole remaining Sponsor of the Trust.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Assignment and Assumption Agreement
10.2	Coinbase Assignment Agreement
10.3	Foreside Assignment Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Operating, LLC, as Sponsor of Grayscale Bitcoin Trust ETF

Date:	January 3, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Operating, LLC, the Sponsor of the Registrant.